UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Amendment No.

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 13, 2015

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 A Vreeland Road, Florham Park, NJ 07932
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Sales of Unregistered Securities

The disclosures contained in Item 5.02 of this Current Report on Form 8-K (this “Report”) regarding the J. Gelly Options and G. Gelly Options (as each are defined therein; together, the “Options”) are incorporated herein by reference in response to this Item 3.02.

The Options were not registered under the Securities act of 1933, as amended (the “Securities Act”) and qualified for exemption under Section 4(2) of the Securities Act because the Company’s issuance of the Options did not involve a public offering. The offering was not a “public offering” as defined in section 4(2) of the Securities Act due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the grantees had the necessary investment intent as required by Section 4(2) because each of them agreed to and received certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the Securities Act. The restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

James Gelly

Effective as of January 13, 2015 (the “Effective Date”), Boomerang Systems, Inc. (the “Company”) appointed James Gelly as its chief executive officer (“CEO”) and as a director of the Company. Mr. Gelly replaces Mark Patterson, who has resigned as CEO as of the Effective Date. Mr. Patterson will continue to serve as chairman of the Company’s board of directors.

Prior to such appointment, Mr. Gelly acted as an independent consultant from 2012 to 2014. Mr. Gelly served as Executive Vice President & Chief Financial Officer of Constellium N.V., a global producer of aluminum products, from January 2011 to November 2011 and as Executive Vice President & Chief Financial Officer of Misys PLC, a provider of banking software delivering financial risk management information to financial institutions, from November 2008 to May 2010.

In connection with his appointment as CEO, James Gelly entered into an employment agreement with the Company (the “J. Gelly Employment Agreement”) setting out his compensation and duties and providing for Mr. Gelly to serve as CEO until either he or the Company terminates the J. Gelly Employment Agreement by giving ten (10) days’ notice to the non-terminating party. The J. Gelly Employment Agreement provides that Mr. Gelly shall receive a base salary of $1.00 per year. In addition to the base salary, Mr. Gelly shall receive as deferred compensation the amount of $275,000 which shall accrue monthly (the “Deferred Compensation”). In addition, at the sole discretion of the Company’s chairman, Mr. Gelly shall be entitled to an annual performance bonus equal to $100,000 (the “Annual Bonus”). If there is (a) a substantial equity transaction (as determined by the Chairman) or (b) a sale of all or substantially all of the stock or assets of the Company in a capital transaction (whether by merger, asset or stock sale) (either, a “Liquidity Event”), at Mr. Gelly’s election, such Deferred Compensation and Annual Bonus, if any, may be received in cash or stock options. In the event that a Liquidity Event has not occurred at the time the Deferred Compensation and Annual Bonus has accrued, such Deferred Compensation and Annual Bonus, if any, shall be paid in additional stock options commensurate with the amount of the additional compensation.

In the event that (i) the Company terminates Mr. Gelly without “cause” (as defined in the J. Gelly Employment Agreement), (ii) Mr. Gelly resigns his employment for “good reason” (as defined in the J. Gelly Employment Agreement) or (iii) the Company is acquired or is the non-surviving party in a merger or sells all or substantially all of its assets, then, as soon as practicable after the date of termination, (a) the Company shall pay Mr. Gelly a lump sum cash payment equivalent to the sum that Mr. Gelly would have been paid as the then applicable annual salary plus Deferred Compensation plus Annual Bonus from the date of termination through a twenty-four (24) month period plus the amount of any awarded but unpaid annual incentive bonus for the then previous year; (b) to the extent not already vested, all options or other benefits provided for in the J. Gelly Agreement shall vest; and (c)any restricted shares held by Mr. Gelly, and any shares obtained by Mr. Gelly via exercise of options, shall immediately be eligible, without any further condition or qualification, to be registered.

In connection with his appointment as CEO, the Company granted to James Gelly non-plan options to purchase 500,000 shares of common stock of the Company with a five year term, vesting as to one-third of the shares on each of the Effective Date and the first and second anniversaries of the date of the Effective Date, exercisable at an exercise price of $2.15 per share (the “J. Gelly Options”). The J. Gelly Options were not registered under the Securities act of 1933, as amended (the “Securities Act”) and qualified for exemption under Section 4(2) of the Securities Act because the Company’s issuance of the J. Gelly Options did not involve a public offering. The offering was not a “public offering” as defined in section 4(2) of the Securities Act due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the grantees had the necessary investment intent as required by Section 4(2) because each of them agreed to and received certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the Securities Act. The restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

George Gelly

Also effective as of the Effective Date, the Company appointed George Gelly as its chief operating officer (“COO”).

Prior to such appointment, Mr. Gelly acted as an independent consultant from August 2014 to January 2015. Mr. Gelly served as SVP and Chief Product Officer for ID Analytics, Inc., a division of LifeLock, Inc. (NYSE: LOCK) from November 2013 to August 2014, and Director of Product Delivery for Intuit Inc’s (NASDAQ: INTU) Consumer Group and Health Group from January 2009 to September 2013.

In connection with his appointment as COO, George Gelly entered into an employment agreement with the Company (the “G. Gelly Employment Agreement”) setting out his compensation and duties and providing for Mr. Gelly to serve as COO until either he or the Company terminates the Employment Agreement by giving ten (10) days’ notice to the non-terminating party. The G. Gelly Employment Agreement provides that Mr. Gelly shall receive a base salary of $150,000 per year. In addition to the base salary, Mr. Gelly shall receive as deferred compensation the amount of $100,000 which shall accrue monthly (the “Deferred Compensation”). In addition, at the sole discretion of the Company’s chairman, Mr. Gelly shall be entitled to an annual performance bonus equal to one third of his then existing base salary (the “Annual Bonus”). If there is (a) a substantial equity transaction (as determined by the Chairman) or (b) sale of all or substantially all of the stock or assets of the Company in a capital transaction (whether by merger, asset or stock sale) (either, a “Liquidity Event”), at Mr. Gelly’s election, such Deferred Compensation and Annual Bonus, if any, may be received in cash or stock options. In the event that a Liquidity Event has not occurred at the time the Deferred Compensation and Annual Bonus has accrued, such Deferred Compensation and Annual Bonus, if any, shall be paid in additional stock options commensurate with the amount of the additional compensation.

In the event that (i) the Company terminates Mr. Gelly without “cause” (as defined in the G. Gelly Employment Agreement), (ii) Mr. Gelly resigns his employment for “good reason” (as defined in the G. Gelly Employment Agreement) or (iii) the Company is acquired or is the non-surviving party ion a merger, or sells all or substantially all of its assets, then, as soon as practicable after the date of termination, (a) the Company shall pay Mr. Gelly a lump sum cash payment equivalent to the sum that Executive would have been paid as the then applicable annual salary plus Deferred Compensation from the date of termination through a six (6) month period, plus the pro rata amount of the total Annual Bonus awarded to Mr. Gelly in respect of the then previous year plus the amount of any awarded but unpaid annual incentive bonus for the then previous year; (b) to the extent not already vested, all options or other benefits provided for in this Agreement shall vest; and (c) any restricted shares held by Mr. Gelly, and any shares obtained by Mr. Gelly via exercise of options, shall immediately be eligible, without any further condition or qualification, to be registered.

In connection with his appointment as COO, the Company granted to George Gelly non-plan options to purchase 450,000 shares of common stock of the Company with a five year term, vesting as to one-third of the shares on each of the Effective Date and the first and second anniversaries of the date of the Effective Date, exercisable at an exercise price of $2.15 per share (the “G. Gelly Options”). The G. Gelly Options were not registered under the Securities act of 1933, as amended (the “Securities Act”) and qualified for exemption under Section 4(2) of the Securities Act because the Company’s issuance of the G. Gelly Options did not involve a public offering. The offering was not a “public offering” as defined in section 4(2) of the Securities Act due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the grantees had the necessary investment intent as required by Section 4(2) because each of them agreed to and received certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the Securities Act. The restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Confidentiality, Non-Competition and Non-Solicitation Agreements

As required by the Employment Agreements, James and George Gelly also entered into Confidentiality, Non Competition and Non-Solicitation Agreements with the Company, under which each agrees, among other things, that:

(a)	during his employment and for a period of two years after the termination of his employment, he will not, directly or indirectly:
i.	engage or participate or make any financial investments in, or become employed by or render advisory or other services to, any third party that is engaged in the development, design, manufacture, construction, operation, or sale of automated parking systems or automated self storage systems; or

ii.	approach, solicit, raid, entice, or induce any employee of the Company to be employed by any third party, or conduct business with or otherwise solicit any customer or potential customer of the Company for the benefit of Executive or any other third party; and
(b)	he will not, either during or at any time after his employment with Boomerang, to communicate or disclose to, or use for the benefit of Executive or any third party, any of the Company’s confidential information in any form, whether maintained in written, electronic, pictorial, or verbal form.

Family Relationships

James Gelly and George Gelly are brothers. Neither James nor George Gelly has any family relationship with any of the other officers or directors of the Company.

Related Party Transactions

James Gelly has provided consulting services to the Company from January 2013. On February 27, 2014, the Company issued to James Gelly options under its 2012 Stock Option Plan to purchase 303,625 shares of common stock of the Company, with a five-year term, vesting immediately, at an exercise price of $1.51, in lieu of payment of approximately $166,000 of cash compensation. On November 17, 2014, the Company issued to James Gelly non-plan options to purchase 275,169 shares of common stock of the Company, with a five year term, vesting immediately at an exercise price of $2.15, in lieu of payment of approximately $195,000 of cash compensation. The Company has accrued an additional $35,000 of compensation expense related to consulting services provided by James Gelly through the Effective Date.

Additionally, James Gelly is a lender to the Company under that certain Loan and Security Agreement dated as of June 6, 2013. James Gelly committed to lend to the Company $400,000, of which the Company has drawn down $240,000 of borrowings. As consideration for such loans, the Company has issued to James Gelly a $240,000 principal amount note and warrants to purchase 111,632 shares of common stock at an exercise price of $2.15 per share at any time prior to June 6, 2018. The notes bear interest at the rate of 15% per annum, payable upon maturity. The maturity date of the notes is May 31, 2016, subject to earlier prepayment upon acceleration of the occurrence of an event of default.

George Gelly has provided consulting services to the Company from July 2014 through the Effective Date for which the Company has accrued $165,000 of compensation expense.

On September 9, 2014, the Company granted to George Gelly options under its 2012 Stock Option Plan to purchase 50,000 shares of common stock of the Company, with a five-year term, vesting immediately, at an exercise price of $2.35 as additional compensation for his consulting services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Date:	January 20, 2015	By:	/s/ Mark R. Patterson
Mark R. Patterson
Chairman